Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 6 TO SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 6 TO SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT (this “Amendment”) is dated as of May 23, 2011 (the “Sixth Amendment Effective Date”) by and among INTERNATIONAL TEXTILE GROUP, INC., a Delaware corporation (the “Company”) and the Purchasers signatory hereto.  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Note Purchase Agreement (as hereinafter defined).

R E C I T A L S:

WHEREAS, the Company and the Purchasers are party to that certain Senior Subordinated Note Purchase Agreement, dated as of June 6, 2007 (as amended by Amendment No. 1 to Note Purchase Agreement, dated as of April 15, 2008 (“Amendment No. 1”), Amendment No. 2 to Senior Subordinated Note Purchase Agreement, dated as of December 24, 2008 (“Amendment No. 2”), Amendment No. 3 to Senior Subordinated Note Purchase Agreement, dated as of December 22, 2009 (“Amendment No. 3”), Amendment No. 4 to Senior Subordinated Note Purchase Agreement, dated as of March 16, 2011 and  Amendment No. 5 to Senior Subordinated Note Purchase Agreement, dated as of March 30, 2011 (“Amendment No. 5”), and as otherwise amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”) pursuant to which, among other things, the Company issued and sold to the Purchasers those certain 18% Senior Subordinated Notes due 2011 in accordance with and pursuant to the terms and provisions of the Note Purchase Agreement;

WHEREAS, in order to induce WLR Recovery Fund IV, L.P. to enter into Phong Phu LC Agreement (as defined herein) to support obligations of ITG-Phong Phu Limited Company, a subsidiary of the Company, the Company proposes to (i) guarantee reimbursement of any payment obligations of WLR Recovery Fund IV, L.P. arising under such Phong Phu LC Agreement through a guaranty of payment payable by the Company solely in additional Tranche B Notes and (ii) pay, either directly to the issuer of the letter of credit under the Phong Phu LC Agreement or to WLR Recovery Fund IV, L.P. as a reimbursement, a letter of credit fee in an aggregate amount not to exceed $155,000;

WHEREAS, the Company has requested that the Purchasers agree to amend the Note Purchase Agreement as set forth herein to permit the guaranty and issuance of additional Tranche B Notes; and

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1         Amendments to Note Purchase Agreement. Subject to the satisfaction of the conditions to effectiveness set forth in Section 5 below:

1.1           Section 1 of the Note Purchase Agreement is hereby amended by inserting “any Additional Tranche B Notes and” after “collectively, together with” appearing in the final parenthetical in clause (b) of the last sentence and inserting the following additional sentence at the end of such section:

In addition, the Company has authorized the issuance from time to time of additional Tranche B Notes of up to $17,250,000 in aggregate principal amount in satisfaction of the obligations of the Company under the Subordinated Phong Phu LC Guaranty and had previously authorized the issuance of up to $15,000,000 of Tranche B Notes pursuant to and in accordance with the Consent and Modification of Senior Subordinated Note Purchase Agreement and Tranche B Notes, dated August 12, 2010 (collectively, the “Additional Tranche B Notes”).

1.1           Section 11.1 of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

Except for the transactions described on Schedule 6.19, the Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than (i) any transaction between any members of the ITG Group, (ii) any transaction between members of the BST Group, (iii) any transaction between any member of the ITG Group and any member of the BST Group to the extent such transaction is permitted by a specific exception to Section 4.15 of the Senior Credit Agreement defined and modified in the same manner set forth in Section 10.7, (iv) any transaction constituting part of the ASCI Reorganization, (v) any Asset Disposition or Investment between a member of the ITG Group and any Project Subsidiary to the extent permitted by Sections 11.6 and 11.7, respectively and (vi) the Subordinated Phong Phu LC Guaranty, the related issuance of Tranche B Notes and the payment of the Phong Phu LC Fee Payment), except in the Ordinary Course of Business pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

1.2           Section 11.4(i) of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

“(i)           Contingent Obligations arising (i) under a secured guaranty by Subsidiaries of Burlington Morelos of the Indebtedness of Burlington Morelos under the Banamex Facility and (ii) under the Subordinated Phong Phu LC Guaranty by the Company payable solely by the issuance of additional Tranche B Notes;”

1.3           The definitions of “Initial Notes” set forth in Schedule B to the Note Purchase Agreement are hereby amended and restated in their entirety as follows:

“Initial Notes” means the $80,000,000 aggregate principal amount of 18.00% Senior Subordinated Notes due 2011 issued on the Closing Date hereunder (as amended and restated as of the Third Amendment Effective Date and as further amended and restated as of the Fifth Amendment Effective Date), and such term shall include any PIK Notes, the Yield Enhancement Tranche A Note, any Additional Tranche B Notes and any such notes issued in substitution therefor pursuant to Section 14 of this Agreement.  The Notes shall be substantially in the form set out in Exhibit 1-D with respect to Tranche A Notes and Exhibit 1-E with respect to Tranche B Notes, with such changes therefrom, if any, as may be approved by the Purchasers and the Company.  For the avoidance of doubt, the Initial Notes shall include both Tranche A Notes and Tranche B Notes.

“Debt Subordination Agreement” means the Amended and Restated Debt Subordination Agreement, dated as of December 22, 2009 among WLR Recovery Fund III, L.P., WLR IV Parallel ESC, L.P., WLR Recovery Fund IV, L.P., the Company and the Purchasers signatory thereto, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

“Subordination Agreement” means the Fifth Amended and Restated Subordination and Intercreditor Agreement dated as of the Sixth Amendment Effective Date by and among the Collateral Agent, the Senior Agent and the Company, which agreement shall be substantially in the form of Annex D to the Sixth Amendment, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

1.4           Schedule B to the Note Purchase Agreement is hereby amended by adding the following defined terms thereto in the proper alphabetical order:

“Additional Tranche B Notes” is defined in Section 1.”

“Phong Phu LC Agreement” means the Application and Agreement for Standby Letter of Credit between the WLR Beneficiary and the RBS Citizens, National Association, in the form of Annex A to the Sixth Amendment.

“Phong Phu LC Fee Payment” means the payment by the Company of a letter of credit fee in connection with the issuance of the letter of credit pursuant to the Phong Phu LC Agreement, either directly to the issuer of the letter of credit under the Phong Phu LC Agreement or to the WLR Beneficiary as a reimbursement of the payment of such fee by the WLR Beneficiary, in an aggregate amount not to exceed $155,000.

“Sixth Amendment” means Amendment No. 6 to Senior Subordinated Note Purchase Agreement, dated as of the Sixth Amendment Effective Date, by and among the Company and the Purchasers signatory thereto.

“Sixth Amendment Effective Date” means May 23, 2011.

“Subordinated Phong Phu LC Guaranty” means the Subordinated Guaranty of Payment in the form of Annex B to the Sixth Amendment by the Company in favor of the WLR Beneficiary guaranteeing reimbursement of the obligations of the WLR Beneficiary under the Phong Phu LC Agreement, so long as: (i) such Subordinated Guaranty of Payment is unsecured and expressly subject to and subordinated pursuant to the terms of the Debt Subordination Agreement and otherwise qualifies as WLR Subordinated Indebtedness, (ii) the beneficiary on such Subordinated Guaranty of Payment is the WLR Beneficiary, (iii) except for the Phong Phu LC Fee Payment, the sole method of payment and only available recourse under such Subordinated Guaranty of Payment whether for principal, interest or fees shall be the issuance by the Company of Additional Tranche B Notes to the WLR Beneficiary in a principal amount equal to the amount of reimbursement obligations and fees payable under such Subordinated Guaranty of Payment and in an aggregate amount not to exceed $17,250,000 at any time, (iv) the sole purpose of the Phong Phu LC Agreement is to provide credit support for credit lines to ITG Phong Phu Ltd., Co., a joint venture organized under the laws of the Socialist Republic of Vietnam and (v) no amendment, supplement or modification of such Subordinated Guaranty of Payment or the Phong Phu LC Agreement is made without the prior written approval of the Purchasers.

“WLR Beneficiary” means WLR Recovery Fund IV, L.P.

2         Representations and Warranties.  In order to induce Purchasers to enter into this Amendment, the Company represents and warrants, on its own behalf and on behalf of each Credit Party, to each Purchaser, that:

(a)           the execution, delivery and performance by the Company of this Amendment has been duly authorized by all necessary corporate action and this Amendment and the Note Purchase Agreement as amended hereby (the “Amended Note Purchase Agreement”) constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms;

(b)           upon the effectiveness of this Amendment and after giving effect hereto, no Default or Event of Default exists under the Amended Note Purchase Agreement; and

(c)           upon the effectiveness of this Amendment and after giving effect hereto, all representations and warranties in the Amended Note Purchase Agreement the other Financing Documents are true and correct in all material respects as of the effective date of this Amendment.

3         Conditions to Effectiveness.  This Amendment shall be effective on the date when the Required Holders determine that each of the following conditions have been met:

(a)           this Amendment shall have been duly executed and delivered by the Company, each of the Tranche A Purchasers and each of the Tranche B Purchasers;

(b)          the Company shall have delivered to the Purchasers a fully executed copy of Amendment No. 1 to the Amended and Restated Senior Credit Agreement in the form of Annex C hereto, and the conditions precedent to effectiveness thereof shall have been satisfied, and a fully executed copy of the Fifth Amended and Restated Subordination and Intercreditor Agreement in the form of Annex D; provided, that no fee or other compensation shall be payable by the Company in connection such amendment to the Amended and Restated Senior Credit Agreement;

(c)           receipt by the Purchasers of such other instruments and documents as they may reasonably request; and

(d)           prior to or contemporaneous with the effectiveness of this Amendment, the Company shall have reimbursed the Purchasers for all reasonable, out-of-pocket expenses, including, without limitation, attorneys’ and paralegals’ fees and expenses, incurred or to be incurred by the Purchasers through the date hereof in connection with the preparation, negotiation and execution of this Amendment or any document, instrument or other agreement delivered pursuant to this Amendment or otherwise in connection with the Note Purchase Agreement.

4         Miscellaneous.

4.1      Effect; Ratification; Release.

(a)           Except as specifically set forth above, the Amended Note Purchase Agreement and the other Financing Documents (including, without limitation, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5) and all payment and performance obligations and all liens granted thereunder shall remain in full force and effect and are hereby ratified and confirmed.  The Company agrees that such ratification and reaffirmation is not a condition to the continued effectiveness of the Amended Note Purchase Agreement or the other Financing Documents.

(b)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default (whether or not known to any Purchaser) or any right, power or remedy of the Purchasers under the Amended Note Purchase Agreement or any other Financing Document, nor constitute an amendment of any provision of the Amended Note Purchase Agreement or any other Financing Document, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Amended Note Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Note Purchase Agreement as amended hereby.

(c)           The Company acknowledges and agrees that the amendments set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by the Purchasers of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any amendment, waiver or modification of any term or condition of the Amended Note Purchase Agreement or of any other Financing Document, (ii) to create a course of dealing or otherwise obligate any Purchaser to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of the Purchasers to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

(d)           In consideration of, among other things, the amendments, waivers and consents provided for herein, and any other financial accommodations which the Purchasers elect to extend to the Company, the Company, on its own behalf and on behalf of each Credit Party, forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff and recoupment), causes of action, demands, suits, costs, expenses and damages that they now have, of whatsoever nature and kind, whether known or unknown, whether arising at law or in equity, against the Collateral Agent and any Purchaser (in their respective capacities as such) and any of their respective subsidiaries and affiliates, and each of their respective successors, assigns, officers, directors, employees, agents, attorneys and other representatives, based in whole or in part on facts, whether or not known, existing on or prior to the date of this Amendment.  The provisions of this Section 8.1(d) shall survive the termination of the Amended Note Purchase Agreement and payment in full of the Obligations.

(e)           Each Tranche B Purchaser reaffirms the terms and conditions of the Debt Subordination Agreement and Section 9.8 of the Note Purchase Agreement and agrees that neither such ratification and reaffirmation, nor any Person’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from any Tranche B Purchaser with respect to any subsequent modifications, consent or waiver with respect to the Note Purchase Agreement or other Financing Documents.  Each Tranche B Purchaser acknowledges and agrees that the Debt Subordination Agreement shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and shall not be impaired or limited by the execution or effectiveness of this Amendment.

4.2         Counterparts and Signatures by Fax.  This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument.  Any party delivering an executed counterpart of this Amendment by fax or electronic mail shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

4.3         Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

4.4         Financing Document.  This Amendment shall constitute a Financing Document.

4.5         GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS THEREOF, BUT OTHERWISE WITHOUT REFERENCE TO THE CHOICE-OF-LAW PRINCIPLES OF THE LAW THEREOF.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY

INTERNATIONAL TEXTILE GROUP, INC.

By:	/s/ Craig J. Hart
Name:	Craig J. Hart
Title:	Vice President and Treasurer

Signature Page to Amendment No. 6 to Note Purchase Agreement

PURCHASERS:

CCP F, L.P.

By: Clearlake Capital Partners, LLC, its general partner

By: CCG Operations, LLC, its managing member

By:	/s/ Jose Feliciano
Name:	Jose Feliciano
Title:	Manager

Signature Page to Amendment No. 6 to Note Purchase Agreement

WLR RECOVERY FUND IV, L.P.

By:	WLR Recovery Associates IV, LLC, its General Partner

By:	/s/ David L. Wax
Name:	David L. Wax
Title:	Principal Member

WLR RECOVERY FUND III, L.P.

By:	WLR Recovery Associates III, LLC, its General Partner

By:	/s/ David L. Wax
Name:	David L. Wax
Title:	Principal Member

WLR RECOVERY FUND ESC, L.P.

By:	INVESCO WLR IV Associates, LLC, its General Partner

By:	/s/ David L. Wax
Name:	David L. Wax
Title:	Principal Member

Signature Page to Amendment No. 6 to Note Purchase Agreement